SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


       Report Date (Date of earliest event reported): June 11, 1996



                      FOREMOST CORPORATION OF AMERICA
            (Exact name of registrant as specified in charter)



            DELAWARE                  0-6478                38-1863522
    (State or other jurisdic-      (Commission            (IRS Employer
     tion of incorporation)         File Number)          Identification
                                                              Number)


        5600 BEECH TREE LANE, CALEDONIA, MICHIGAN              49316
 MAILING ADDRESS:  P.O. BOX 2450, GRAND RAPIDS, MICHIGAN       49501
        (Address of principal executive offices)             (Zip Code)


                              (616) 956-8218
           (Registrant's telephone number, including area code)



                              NOT APPLICABLE
       (Former name of former address, if changed since last report)












Item 5.   OTHER EVENTS.

          On June 11, 1996, Foremost Corporation of America ("Foremost" or the "Registrant") announced the completion of the sale of its subsidiary, Foremost Life Insurance Company ("Foremost Life"), to Woodmen Accident and Life Company of Lincoln, Nebraska ("Woodmen"). Under the terms of the Stock Purchase Agreement dated May 9, 1996, as amended by the First Amendment to Stock Purchase Agreement dated June 11, 1996, Woodmen acquired all of the issued and outstanding capital stock of Foremost Life. Net after-tax proceeds from the sale amounted to approximately $17.5 million to Foremost. Foremost anticipates that it will incur an after tax loss on the sale of approximately $1.1 million. Foremost and Woodmen will participate in a joint election under Section 338(h)(10) of the Internal Revenue Code to treat the transaction as a purchase of assets for tax purposes.

          The amount of the sale price was determined pursuant to arms-length negotiation between the parties. There is no relationship between Woodmen and Foremost or any of its subsidiaries, any director or officer of Foremost, or any associate of any such director or officer.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Exhibit:  The following exhibit is furnished with this Form 8-K
     Current Report:


     EXHIBIT NO.                   DOCUMENT

          99             Press Release of Foremost dated June 11, 1996.






















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                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREMOST CORPORATION OF
                                   AMERICA


Date:  June 11, 1996               By /S/ F. ROBERT WOUDSTRA
                                      F. Robert Woudstra
                                      Executive Vice President and
                                      Treasurer (Principal Financial
                                      Officer)



































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                               EXHIBIT INDEX


                                                              SEQUENTIALLY
EXHIBIT                       DOCUMENT                        NUMBERED PAGE

  99           Press Release of Foremost Corporation
               of America dated June 11, 1996.                       5











































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